UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2020

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.15 Par Value	AGX	New York Stock Exchange

Item 2.02. Results of Operations and Financial Condition.

On December 9, 2020, Argan, Inc. (“Argan”) issued a press release announcing its financial results for the third quarter ended October 31, 2020. A copy of Argan’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On December 10, 2020, Argan’s board of directors (the “Board”) declared a special cash dividend of $1.00 per share of common stock in addition to a regular quarterly cash dividend in the amount of $0.25 per share of common stock, for a total declared cash dividend of $1.25 per share of common stock, payable December 29, 2020 to stockholders of record at the close of business on December 21, 2020. A copy of Argan’s press release making this announcement is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

The Board also approved a new, revised Code of Conduct which provides guidance to directors, officers and employees setting forth expectations for good judgement and ethical behavior, among other guidance, while they are affiliated with Argan.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

14	Code of Conduct for Argan, Inc., effective December 10, 2020
99.1	Press Release issued by Argan on December 9, 2020
99.2	Press Release issued by Argan on December 10, 2020
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

EXHIBIT INDEX

e

Exhibit No.	Description

14	Code of Conduct for Argan, Inc., effective December 10, 2020
99.1	Press Release issued by Argan on December 9, 2020
99.2	Press Release issued by Argan on December 10, 2020
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: December 10, 2020	By:	/s/ David H. Watson
David H. Watson
Senior Vice President, Chief Financial Officer, Treasurer and Secretary